Exhibit 20.1

CHASE MANHATTAN GRANTOR TRUST 1995-B

From:  The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 11 Beginning Date                     09/01/1996
Due Period 11 End Date                           09/30/1996
Determination Date                               10/10/1996
Remittance Date                                  10/15/1996


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 29.6597240348

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 3.3092605376

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 839,073.20
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.5608916154

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,771,106.92
      B. From Current Period                                     $ 3,552,484.27
      C. Change in Amount Between Periods (Lines B - A)           $ -218,622.65

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 962,517,987.09
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.643410215754

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 50,344,392.10
      B. Available Cash Collateral Amount Percentage            5.000000000348%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 50,344,392.10
      B. For the Next Collection Period                         $ 48,125,899.35